UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 17, 2006

United America Indemnity, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Walker House, 87 Mary Street, P.O. Box 908GT, Cayman Islands, Cayman Islands		None
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(345) 949-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2006, the Registrant, U.N. Holdings (Cayman), Ltd. ("Holdings"), the co-investment funds named therein (the "Co-investment Funds" and together with Holdings, the "FPC Shareholder") and the Trusts named therein (the "Trusts") entered into Amendment No. 1 (the "Amendment") to the Amended and Restated Shareholders Agreement (the "Shareholders Agreement"), effective as of April 10, 2006. The Shareholders Agreement was previously filed as Exhibit 10.1 to the Registrants Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

The Amendment reduces the requirement that the Registrant’s board of directors be comprised of no fewer than eleven directors to no fewer than seven directors. Additionally, the amendment (i) reduces the number of directors that the FPC Shareholder can nominate for election from six directors to five directors, and (ii) terminates the right of the Trusts to nominate one director for election.

Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Amendment No. 1 to Amended and Restated Shareholders Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United America Indemnity, Ltd.

April 20, 2006	By:	Garland P. Pezzuolo

Name: Garland P. Pezzuolo
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Amended and Restated Shareholders Agreement